Exhibit 99.1

Box Reports Fourth Quarter and Fiscal 2026 Financial Results

Fourth Quarter Revenue of $306 Million and Fiscal 2026 Revenue of $1.18 Billion

Fourth Quarter Remaining Performance Obligations of $1.7 Billion, up 17% Year-Over-Year, up 16% in Constant Currency

Fourth Quarter GAAP Operating Margin of 10.2% and Non-GAAP Operating Margin of 30.6%

Fourth Quarter GAAP Net Income Per Share of $0.47 and Non-GAAP Net Income Per Share of $0.49

REDWOOD CITY, Calif. – March 3, 2026 – Box, Inc. (NYSE:BOX), the leading Intelligent Content Management (“ICM”) platform, today announced preliminary financial results for the fourth quarter and fiscal year 2026, which ended January 31, 2026.

“Fiscal 2026 was a defining year for Box, as we executed on the launch of Enterprise Advanced, delivering customers our most powerful capabilities around advanced AI and intelligent workflow automation, all anchored in a secure platform,” said Aaron Levie, co-founder and CEO of Box. “Enterprise Advanced customers already account for 10% of revenue, as customers looking to leverage the power of AI to transform how they work with their enterprise content turned to our Intelligent Content Management platform. We are excited about the momentum as we enter FY27 and continue to execute on our innovative product roadmap that is shaping the future of work.”

“Our strong results in fiscal 2026 demonstrate the success of our Intelligent Content Management platform strategy as we drove a significant improvement in our net retention rate,” said Dylan Smith, co-founder and CFO of Box. “Looking ahead, we will continue to execute on our robust product roadmap and invest in strategic go-to-market initiatives, leading to accelerated revenue growth in FY27 and beyond.”

Fiscal Fourth Quarter Financial Highlights

All comparisons are against the prior year comparable quarter

•
Record revenue of $305.9 million, up 9%, or 8% on a constant currency basis.
•
Record remaining performance obligations (“RPO”) of $1.711 billion, up 17%, or 16% on a constant currency basis. Short-term RPO of $913.7 million, up 12%, and long-term RPO of $797.0 million, up 22%.
•
Record billings of $419.8 million, up 5%, or 4% on a constant currency basis.
•
Record GAAP gross profit of $245.0 million, or 80.1% of revenue, up from $220.7 million, or 79.0% of revenue.
•
Record non-GAAP gross profit of $251.8 million, or 82.3% of revenue, up from $226.4 million, or 81.0% of revenue.
•
Record GAAP operating income of $31.2 million, or 10.2% of revenue, up from $17.9 million, or 6.4% of revenue.
•
Record non-GAAP operating income of $93.7 million, or 30.6% of revenue, up from $76.4 million, or 27.3% of revenue.
•
GAAP diluted earnings per share (“EPS”) of $0.47, which includes a $0.01 year-over-year benefit from favorable foreign exchange rates, as well as $0.43 from various net tax benefits. This compares to the prior year period of $1.12, which includes a net tax benefit of $1.04 from the release of a valuation allowance on deferred tax assets.
•
Non-GAAP diluted EPS of $0.49, which includes a $0.01 year-over-year benefit from favorable foreign exchange rates, as well as $0.14 from various net tax benefits. This compares to the prior year period of $0.42.
•
Net cash provided by operating activities of $110.4 million, up 8%.
•
Non-GAAP free cash flow of $97.5 million, up 7%.

Fiscal Year 2026 Financial Highlights

All comparisons are against the prior fiscal year

•
Record revenue of $1.177 billion, up 8%, or 7% on a constant currency basis.
•
Record billings of $1.223 billion, up 10%, or 9% on a constant currency basis.
•
Record GAAP gross profit of $932.6 million, or 79.2% of revenue, up from $862.0 million, or 79.1% of revenue.
•
Record non-GAAP gross profit of $959.4 million, or 81.5% of revenue, up from $884.9 million, or 81.2% of revenue.
•
Record GAAP operating income of $83.2 million, or 7.1% of revenue, up from $79.6 million, or 7.3% of revenue.

•
Record non-GAAP operating income of $333.6 million, or 28.3% of revenue, up from $303.6 million, or 27.9% of revenue.
•
GAAP diluted EPS of $0.58, which includes a $0.03 year-over year benefit from favorable foreign exchange rates, as well as $0.42 from various net tax benefits. This compares to the prior year period of $1.36, which includes a net tax benefit of $1.06 from the release of a valuation allowance on deferred tax assets.
•
Non-GAAP diluted EPS of $1.44, which includes a $0.03 year-over-year benefit from favorable foreign exchange rates, as well as $0.14 from various net tax benefits. This compares to the prior year period of $1.71.
•
Net cash provided by operating activities of $356.5 million, up 7%.
•
Record non-GAAP free cash flow of $312.9 million, up 3%.

Growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results with the current results calculated using the equivalent rates in the prior period, excluding the effect of hedging.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Recent Business Highlights

•
Delivered wins or expansions with leading organizations across a variety of industries, including Financial Services (Robinhood Markets and Zurich Insurance Group AG), Healthcare (Mayo Clinic and University of Virginia Health System), Legal (Gibson, Dunn & Crutcher and Ropes & Gray), Life Sciences (LivaNova and Novo Nordisk A/S), Media & Entertainment (Sega Europe Limited and Sony Music Entertainment), Public Sector (County of San Diego and Department of Energy, Savannah River Nuclear Solutions), and Retail (Ace Hardware and Chanel S.A.).
•
Announced the general availability of Box Extract, enabling enterprises to intelligently and securely pull the most valuable information from content and save it as metadata in Box--all powered by leading generative AI models.
•
Announced the general availability of Box Shield Pro, a powerful new add-on that expands on existing Box Shield content protection and leverages agentic AI to bring new levels of scale, speed, and automation to advanced security controls.
•
Launched a new Box developer documentation site that includes AI-powered chat and advanced search, a Box developer documentation MCP server, and an interactive API playground.
•
Served as an early launch partner and announced support for Anthropic’s Claude Opus 4.5, Opus 4.6, & Sonnet 4.6, Google’s Gemini 3 Flash & 3.1 Pro, and OpenAI’s GPT-5.2 in Box AI Studio.
•
Partnered with Anthropic to support MCP Apps within the Box Connector in Claude, bringing visual interfaces to AI interactions to transform how users engage with enterprise content and bridge the gap between conversational AI and tangible work.
•
Served as a launch partner for Atlassian's new MCP Gallery in Rovo and Assign to Agent feature in Jira, bridging the gap between an organization's most important unstructured data in Box and the Atlassian ecosystem.
•
Announced the launch of the Box connector for Figma Make, a specialized integration designed to bring secure enterprise content directly into creative and product workflows.
•
Announced the general availability of Box AI Agents in ServiceNow’s Agentic AI Marketplace, providing easy, direct access to AI-powered data extraction and content insights within ServiceNow NowAssist.
•
Introduced the Box Sign for Workday integration that enables organizations to seamlessly and securely send and manage documents for e-signature, right from within Workday.

Update on Share Repurchase Plan

In the fourth quarter of fiscal year 2026, Box repurchased 4.4 million shares for approximately $126 million. As of January 31, 2026, approximately $59 million of buyback capacity was remaining under Box’s current share repurchase plan. Box remains committed to opportunistically returning capital to its shareholders through an ongoing stock repurchase program.

Outlook

Approximately 40% of Box’s revenue is generated outside of the U.S., of which approximately 65% is in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share and operating margin guidance at the end of this press release.

Note that FY27 guidance reflects a lower expected tax rate, benefiting GAAP and non-GAAP net income per share.

Q1 FY27 Guidance

•
Revenue is expected to be approximately $304 million, up 10% year-over-year, or 9% on a constant currency basis. This includes an expected positive tailwind of approximately 90 basis points due to FX.
•
GAAP operating margin is expected to be approximately 8.5% and non-GAAP operating margin is expected to be approximately 27.5%. This includes an expected headwind of approximately 20 basis points due to FX.
•
GAAP net income per share attributable to common stockholders is expected to be approximately $0.09.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be approximately $0.36.
•
Weighted-average diluted shares outstanding are expected to be approximately 141 million.

Full Year FY27 Guidance

•
Revenue is expected to be approximately $1.275 billion, up 8% year-over-year, or 9% on a constant currency basis. This includes an expected headwind of approximately 60 basis points due to FX.
•
GAAP operating margin is expected to be approximately 9.5% and non-GAAP operating margin is expected to be approximately 28%. This includes an expected headwind of approximately 50 basis points due to FX.
•
GAAP net income per share attributable to common stockholders is expected to be approximately $0.45. GAAP EPS guidance includes an expected headwind of $0.03 due to FX.
•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be approximately $1.55. Non-GAAP EPS guidance includes an expected headwind of $0.03 due to FX.
•
Weighted-average diluted shares outstanding are expected to be approximately 141 million.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 p.m. (PT) / 5:00 p.m. (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.boxinvestorrelations.com for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://events.q4inc.com/attendee/948629782 at which time registrants will receive dial-in information as well as a conference ID.

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain X accounts (@box and @levie), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these X accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these X accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding its growth and profitability, the size of its market opportunity, its investments in go-to-market programs, the demand for its products, the potential of AI and its impact on Box, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships and acquisitions, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its long-term financial targets, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margins, GAAP and non-GAAP net income per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income per share, weighted-average outstanding share count expectations for Box’s fiscal first quarter and full fiscal year 2027 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by changes in tariffs, sanctions, international treaties, export/import laws and other trade restrictions, the Russia-Ukraine conflict and the conflict in the Middle East, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the intelligent content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Annual Report on Form 10-K for the fiscal year ended January 31, 2026. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended January 31, 2026.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended October 31, 2025. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.boxinvestorrelations.com. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to common stockholders, and non-GAAP net income per share attributable to common stockholders. Box defines these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation (“SBC”), acquired intangible assets amortization, and as applicable, other special items. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) expenses related to certain litigation, (2) expenses associated with a non-recurring workforce reorganization, consisting primarily of severance and other personnel-related costs, and (3) expenses related to acquisitions. In addition to these expenses, Box excludes the following items to calculate non-GAAP net income attributable to common stockholders: (1) amortization of debt issuance costs, (2) induced conversion of convertible notes, (3) the income tax benefit from the release of a valuation allowance on deferred tax assets, (4) non-recurring benefits of federal research and development (“R&D”) credits carryforwards and related uncertain tax positions (“UTPs”), (5) the income tax effects of non-GAAP adjustments, and (6) undistributed earnings attributable to preferred stockholders. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income as a percentage of revenue, respectively. Non-GAAP net income per share attributable to common stockholders is defined as non-GAAP net income attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less net capital expenditures (purchases of property and equipment less proceeds from sales of property and equipment), principal payments of finance lease liabilities, capitalized software development costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leader in Intelligent Content Management. Our platform enables organizations to fuel collaboration, manage the entire content lifecycle, secure critical content, and transform business workflows with enterprise AI. Founded in 2005, Box simplifies work for leading global organizations, including JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia
ir@box.com

Media:
Sheridan Hoover
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	January 31,	January 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$375,130	$624,575
Short-term investments	102,932	98,241
Accounts receivable, net	325,136	292,707
Deferred commissions	46,102	45,934
Other current assets	41,973	36,322
Total current assets	891,273	1,097,779
Property and equipment, net	23,847	24,979
Operating lease right-of-use assets, net	97,626	77,970
Goodwill	82,290	76,969
Deferred commissions, non-current	65,689	62,780
Deferred tax assets	283,997	245,417
Intangible assets, net	94,311	74,510
Other assets, non-current	7,027	7,116
Total assets	$1,546,060	$1,667,520
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$96,983	$80,069
Accrued compensation and benefits	57,791	49,721
Debt, net, current	—	203,907
Deferred revenue	647,893	588,379
Total current liabilities	802,667	922,076
Debt, net, non-current	451,011	448,638
Operating lease liabilities, non-current	76,970	68,771
Other liabilities, non-current	18,314	30,759
Total liabilities	1,348,962	1,470,244
Series A convertible preferred stock	496,376	494,238
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	547,610	677,088
Accumulated other comprehensive loss	(142)	(11,921)
Accumulated deficit	(846,760)	(962,143)
Total stockholders’ deficit	(299,278)	(296,962)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,546,060	$1,667,520

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2026	2025	2026	2025
Revenue	$305,875	$279,520	$1,177,253	$1,090,130
Cost of revenue (1)	60,877	58,784	244,647	228,105
Gross profit	244,998	220,736	932,606	862,025
Operating expenses:
Research and development (1)	76,577	68,870	294,542	264,853
Sales and marketing (1)	99,629	96,839	403,992	380,154
General and administrative (1)	37,582	37,091	150,883	137,384
Total operating expenses	213,788	202,800	849,417	782,391
Income from operations	31,210	17,936	83,189	79,634
Interest income	5,109	6,828	24,740	23,709
Interest expense	(2,639)	(2,864)	(10,698)	(6,075)
Other income (expense), net	761	(876)	1,498	(12,108)
Income before income taxes	34,441	21,024	98,729	85,160
Benefit from income taxes	(47,238)	(172,986)	(16,654)	(159,461)
Net income	$81,679	$194,010	$115,383	$244,621
Accretion and dividend on series A convertible preferred stock	(4,313)	(4,311)	(17,138)	(17,143)
Undistributed earnings attributable to preferred stockholders	(8,876)	(21,627)	(11,192)	(25,911)
Net income attributable to common stockholders	$68,490	$168,072	$87,053	$201,567
Net income per share attributable to common stockholders
Basic	$0.48	$1.17	$0.60	$1.40
Diluted	$0.47	$1.12	$0.58	$1.36
Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	143,075	144,088	144,195	144,228
Diluted	146,424	150,485	149,155	148,643
(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2026	2025	2026	2025
Cost of revenue	$5,731	$4,664	$21,831	$18,656
Research and development	20,862	20,137	81,364	77,557
Sales and marketing	18,927	18,690	76,568	75,281
General and administrative	13,236	13,655	53,953	47,509
Total stock-based compensation	$58,756	$57,146	$233,716	$219,003

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$81,679	$194,010	$115,383	$244,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,299	6,193	32,908	22,103
Stock-based compensation expense	58,756	57,146	233,716	219,003
Amortization of deferred commissions	13,448	13,184	53,343	52,561
Deferred income taxes	(51,181)	(176,091)	(31,544)	(171,225)
Induced conversion expense	—	—	—	10,139
Other	(488)	5,261	(5,551)	(2,101)
Changes in operating assets and liabilities:
Accounts receivable, net	(119,326)	(105,242)	(31,215)	(14,478)
Deferred commissions	(21,636)	(21,473)	(56,449)	(52,333)
Operating lease right-of-use assets, net	5,440	5,108	21,541	23,279
Other assets	898	(5,360)	(3,313)	(5,386)
Accounts payable, accrued expenses and other liabilities	29,449	16,910	6,805	6,391
Operating lease liabilities	(6,246)	(6,404)	(26,111)	(28,062)
Deferred revenue	110,291	118,931	46,937	27,745
Net cash provided by operating activities	110,383	102,173	356,450	332,257
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(22,103)	(30,662)	(104,363)	(121,338)
Maturities of short-term investments	16,200	22,500	102,600	119,896
Sales of short-term investments	—	—	—	3,567
Purchases of property and equipment	(1,922)	(628)	(6,074)	(2,573)
Proceeds from sales of property and equipment	57	—	309	8,395
Capitalized software costs	(8,721)	(8,602)	(35,174)	(27,633)
Other	—	—	—	(3,525)
Net cash used in investing activities	(16,489)	(17,392)	(42,702)	(23,211)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of 2029 Convertible Notes, net of issuance costs	—	(1,158)	—	447,795
Partial repurchase of 2026 Convertible Notes	—	—	—	(191,713)
Purchase of 2029 Capped Calls	—	—	—	(52,486)
Settlement of 2026 Capped Calls	—	—	—	30,313
Principal payments on borrowings	—	—	—	(30,000)
Principal payments upon maturity of 2026 Convertible Notes	(205,000)	—	(205,000)	—
Repurchases of common stock	(123,409)	(42,409)	(289,845)	(211,060)
Payments of dividends to preferred stockholders	(3,750)	(3,750)	(15,000)	(15,000)
Proceeds from exercise of stock options	—	2,880	1,455	19,050
Proceeds from issuances of common stock under employee stock purchase plan	—	—	27,168	25,910
Employee payroll taxes paid for net settlement of stock awards	(18,190)	(21,167)	(85,278)	(79,256)
Other	(2,287)	(1,752)	(3,022)	(5,915)
Net cash used in financing activities	(352,636)	(67,356)	(569,522)	(62,362)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	612	(1,361)	6,352	(4,831)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(258,130)	16,064	(249,422)	241,853
Cash, cash equivalents, and restricted cash, beginning of period	634,818	610,046	626,110	384,257
Cash, cash equivalents, and restricted cash, end of period	$376,688	$626,110	$376,688	$626,110

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended				Fiscal Year Ended
	January 31,				January 31,
	2026		2025		2026		2025
GAAP gross profit and gross margin	$244,998	80.1%	$220,736	79.0%	$932,606	79.2%	$862,025	79.1%
Stock-based compensation	5,731	1.9	4,664	1.7	21,831	1.9	18,656	1.7
Acquired intangible assets amortization	993	0.3	1,008	0.3	3,974	0.3	4,214	0.4
Workforce reorganization	84	—	—	—	1,025	0.1	—	—
Non-GAAP gross profit and gross margin	$251,806	82.3%	$226,408	81.0%	$959,436	81.5%	$884,895	81.2%

GAAP operating income and operating margin	$31,210	10.2%	$17,936	6.4%	$83,189	7.1%	$79,634	7.3%
Stock-based compensation	58,756	19.2	57,146	20.4	233,716	19.9	219,003	20.1
Acquired intangible assets amortization	993	0.3	1,008	0.4	3,974	0.3	4,214	0.4
Acquisition-related expenses	203	0.1	35	—	592	—	378	—
Expenses related to litigation	258	0.1	243	0.1	1,483	0.1	419	0.1
Workforce reorganization	2,304	0.7	—	—	10,629	0.9	—	—
Non-GAAP operating income and operating margin	$93,724	30.6%	$76,368	27.3%	$333,583	28.3%	$303,648	27.9%

GAAP net income and net income per share attributable to common stockholders, diluted	$68,490	$0.47	$168,072	$1.12	$87,053	$0.58	$201,567	$1.36
Stock-based compensation	58,756	0.40	57,146	0.38	233,716	1.57	219,003	1.47
Acquired intangible assets amortization	993	0.01	1,008	—	3,974	0.03	4,214	0.03
Acquisition-related expenses	1,584	0.01	35	—	1,973	0.01	378	—
Expenses related to litigation	258	—	243	—	1,483	0.01	419	—
Workforce reorganization	2,304	0.01	—	—	10,629	0.07	—	—
Amortization of debt issuance costs	847	0.01	1,058	0.01	3,517	0.03	2,662	0.02
Induced conversion expense (1)	—	—	—	—	—	—	10,139	0.07
Benefit from the release of a valuation allowance on deferred tax assets	—	—	(177,190)	(1.18)	—	—	(177,190)	(1.19)
Benefit from federal R&D credit	(48,381)	(0.33)	—	—	(48,381)	(0.32)	—	—
Income tax effects of non-GAAP adjustments (2)	(12,411)	(0.09)	—	—	(63,478)	(0.43)	—	—
Undistributed earnings attributable to preferred stockholders	(453)	—	13,418	0.09	(16,339)	(0.11)	(6,791)	(0.05)
Non-GAAP net income and net income per share attributable to common stockholders, diluted	$71,987	$0.49	$63,790	$0.42	$214,147	$1.44	$254,401	$1.71
Weighted-average shares used to compute GAAP net income per share attributable to common stockholders, diluted (1)	146,424		150,485		149,155		148,643
Weighted-average shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	146,424		150,485		149,155		148,870

GAAP net cash provided by operating activities	$110,383		$102,173		$356,450		$332,257
Purchases of property and equipment	(1,922)		(628)		(6,074)		(2,573)
Proceeds from sales of property and equipment	57		—		309		8,395
Principal payments of finance lease liabilities	—		—		—		(2,141)
Capitalized internal-use software costs	(11,008)		(10,279)		(37,763)		(31,332)
Non-GAAP free cash flow	$97,510		$91,266		$312,922		$304,606
GAAP net cash used in investing activities	$(16,489)		$(17,392)		$(42,702)		$(23,211)
GAAP net cash used in financing activities	$(352,636)		$(67,356)		$(569,522)		$(62,362)

(1)
For the fiscal year and three months ended January 31, 2025, weighted-average shares used to compute GAAP net income per share attributable to common stockholders, diluted exclude weighted-average shares related to the induced conversion of our convertible senior notes due January 15, 2026 because the impact was antidilutive.
(2)
Non-GAAP tax provision for the fiscal year ended January 31, 2026 uses a long-term projected tax rate of 25%, which reflects currently available information and could be subject to change.

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2026	2025	2026	2025
GAAP revenue	$305,875	$279,520	$1,177,253	$1,090,130
Deferred revenue, end of period	656,697	608,600	656,697	608,600
Less: deferred revenue, beginning of period	(545,991)	(491,304)	(608,600)	(586,871)
Contract assets, beginning of period	9,734	5,909	4,160	2,452
Less: contract assets, end of period	(6,479)	(4,160)	(6,479)	(4,160)
Billings	$419,836	$398,565	$1,223,031	$1,110,151

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	April 30, 2026	January 31, 2027
GAAP net income per share attributable to common stockholders range, diluted	$0.09	$0.45
Stock-based compensation	0.40	1.61
Acquired intangible assets amortization	—	0.01
Expenses related to litigation	0.01	0.02
Amortization of debt issuance costs	—	0.02
Income tax effects of non-GAAP adjustments (1)	(0.10)	(0.41)
Undistributed earnings attributable to preferred stockholders	(0.04)	(0.15)
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.36	$1.55

Weighted-average shares, diluted	141,000	141,000

(1)
Non-GAAP tax provision uses a long-term projected tax rate of 25%, which reflects currently available information and could be subject to change.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	April 30, 2026	January 31, 2027
GAAP operating margin	8.5%	9.5%
Stock-based compensation	18.5	18.0
Other (1)	0.5	0.5
Non-GAAP operating margin	27.5%	28.0%

(1)
Other includes acquired intangible assets amortization and expense related to litigation.